Exhibit 99.1
For Further Information, Contact
Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS PURCHASES AMES GROUP and KESTREL PEST CONTROL
TO EXPAND GROWTH IN THE U.K.

ATLANTA, February 28, 2018 - Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, today announced that it has purchased the stock of AMES Group Limited and Kestrel Pest Control Limited, both companies operating in the UK.

Founded in 1990 and headquartered in Birmingham, United Kingdom, AMES Group Limited is a long established pest control company in the UK, with a rich history of providing superior pest control, bird control, and specialist services to commercial customers throughout the midlands and including London. Owners Alan and Joanne Read will stay on to run the company’s operations.

Kestrel Pest Control Limited, based in Chandler’s Ford, Eastleigh, Hampshire, UK, was founded in 1993. Kestrel Pest Control provides superior commercial pest control to customers in Southhampton and surrounding areas of the Southwest. Kestrel Pest Control will roll up to our Safeguard UK brand. Owner Richard Borlase will stay on with the company in a sales position.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins stated, “The acquisitions of AMES and Kestrel help us to expand our presence within the United Kingdom. These two additions will help us as we strive to position our organization as industry leaders, and we share a culture of continuous improvement and ongoing investment in training and development. Further, we are pleased that Alan and Joanne Read as well as Richard Borlase will remain in with the respective companies and look forward to sharing best practices between our organizations.

About Rollins
Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expectation that Alan and Joanne Read will stay on to run AMES Group’s operations and that Richard Borlase will stay on with Kestrel in a sales position, and the goal of positioning our organization as industry leaders and sharing best practices between the new companies and our existing organization. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.